Exhibit 4.1

KEYSIGHT TECHNOLOGIES, INC.

(as the Company)

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

(as Trustee)

Indenture

Dated as of October 9, 2024

DEBT SECURITIES

i

ARTICLE X REDEMPTION OF NOTES		44

Section 10.01	Optional Redemption	44
Section 10.02	Mandatory Redemption	44

CROSS-REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section:	Indenture Section:
310(a)(1)	5.09
(a)(2)	5.09
(a)(3)	N.A.
(a)(4)	N.A.
(b)	5.08, 5.10
311(a)	5.13
(b)	5.13
312(a)	6.01, 6.02
(b)	6.02
(c)	6.02
313(a)	6.03
(b)	6.03
(c)	6.03
(d)	6.03
314(a)	6.04
(a)(1)	6.04
(a)(2)	6.04
(a)(3)	6.04
(a)(4)	1.02, 9.04
(b)	N.A.
(c)	6.04
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	N.A.
(d)	N.A.
(e)	1.02
315(a)	5.01, 5.03
(b)	5.02
(c)	5.01
(d)	5.03
(e)	4.14
316(a)(1)(A)	4.12
(a)(1)(B)	4.13
(a)(2)	N.A.
(b)	4.08
(c)	1.04
317(a)(1)	4.03
(a)(2)	4.04
(b)	9.03
318(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

N.A. means Not Applicable.

THIS INDENTURE, between Keysight Technologies, Inc., a Delaware corporation (the “Company”), having its principal office at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), is made and entered into as of this 9th day of October, 2024.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issuance from time to time of its debt securities in one or more series (the “Notes”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Notes by the Holders (as hereinafter defined) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes or any series thereof as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) “or” is not exclusive;

(3) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(5) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Notes under Section 5.14.

“Authentication Order” has the meaning specified in Section 2.02(1).

“Bankruptcy Code” means title 11, U.S. Code, as amended, or any similar state or federal law for the relief of debtors.

“Board of Directors” means (i) the Board of Directors of the Company, (ii) any committee of such Board of Directors, (iii) any committee of officers of the Company or (iv) any officer of the Company, in the cases of clauses (ii)-(iv), authorized with respect to any matter to exercise the powers of the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or a place of payment are authorized or required by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means Keysight Technologies, Inc., a Delaware corporation, unless and until a successor entity or assign shall have assumed the obligations of the Company under this Indenture and the Notes and thereafter “Company” shall mean such successor entity or assign.

“Company Request” or “Company Order” means a written request or order, respectively, signed in the name of the Company by any Officer thereof and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust services business related to this Indenture shall be conducted, which office at the date hereof is located at 1 California Street, Suite 1000, San Francisco, CA 94111, Attention: (Keysight Technologies, Inc.), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Covenant Defeasance” has the meaning specified in Section 3.02.

“Custodian” means the Person appointed by the Company to act as custodian for the Depositary, which Person shall be the Trustee unless and until a successor Person is appointed by the Company.

“Defaulted Interest” has the meaning specified in Section 2.06(2).

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Indenture.

“Depositary” means with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person designated as Depositary for such series by the Company pursuant to Section 2.01 or 2.04, unless and until a successor Depositary for such series shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” with respect to the Notes of a series shall mean or include each Person who is then a Depositary hereunder with respect to such series.

“Discharged” has the meaning specified in Section 3.02.

“DTC” has the meaning specified in Section 2.04(2).

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” has the meaning specified in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 (or any successor Act), as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of this Indenture and from time to time.

“Global Note” means each note in global form issued in accordance with this Indenture and bearing the Global Note Legend.

“Global Note Legend” means the legend set forth in Section 2.01(2), which is required to be placed on all Global Notes issued pursuant to this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee,” when used as a verb, has a correlative meaning.

“Holder” and “Holder of Notes” means a Person in whose name a Note is registered in the Security Register.

“Incur” means issue, assume, Guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” or “this Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date,” when used with respect to any Note, means the date specified in such Note on which an installment of interest on such Note is scheduled to be paid.

“Issue Date” of any Note (or portion thereof) means the earlier of (1) the date of such Note or (2) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Legal Defeasance” has the meaning specified in Section 3.02.

“Maturity,” when used with respect to any Note, means the date on which all or a portion of the principal amount outstanding under such Note becomes due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption, or otherwise.

“Maturity Date,” when used with respect to any Note or any installment of principal thereof, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal becomes due and payable.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to the acquisition of assets not previously owned by the Company or any direct or indirect Subsidiaries of the Company or the financing of a project involving the development or expansion of properties of the Company or any direct or indirect subsidiaries of the Company, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning specified in the Recitals of the Company on the first page of this Indenture, including any replacement Notes issued therefor in accordance with this Indenture.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by any Officer of such Person that meets the applicable requirements of this Indenture.

“Opinion of Counsel” means a written opinion of counsel to the Company or the Trustee, as the case may be, which counsel may be an employee of the Company or the Trustee, as the case may be.

“Outstanding,” when used with respect to the Notes or any series of Notes, means, as of the date of determination, all Notes or all Notes of such series, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(a) such Notes or such Notes of such series, as the case may be, theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) such Notes or such Notes of such series, as the case may be, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent other than the Company, or, if the Company shall act as its own Paying Agent, has been set aside and segregated in trust by the Company; provided, in any case, that if such Notes or such Notes of such series, as the case may be, are to be redeemed prior to their Maturity Date, notice of such redemption has been duly given pursuant to any redemption provision adopted under Section 2.01 of this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) such Notes or such Notes of such series, as the case may be, in exchange for or in lieu of which other Notes or other Notes of such series, as the case may be, have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 2.05 (except with respect to any such Note or any such Note of such series, as the case may be, as to which proof satisfactory to the Trustee is presented that such Note or such Note of such series, as the case may be, is held by a person in whose hands such Notes or such Notes of such series, as the case may be, is a legal, valid, and binding obligation of the Company); and

(d) solely to the extent provided in Article III, Notes or Notes of such series, as the case may be, which are subject to Legal Defeasance or Covenant Defeasance as provided in Section 3.02. In determining whether the Holders of the requisite principal amount of such Notes or Notes of such series, as the case may be, Outstanding have given a direction concerning the time, method and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of the Notes or the Holders of the Notes of such series, as the case may be, to the waiver of any past default and its consequences, Notes or the Notes of such series, as the case may be, owned by the Company, any other obligor upon the Notes or Notes of such series, as the case may be, or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent, or waiver hereunder, only Notes or Notes of such series, as the case may be, which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Company or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Company or such other obligor shall be so disregarded. Notes or Notes of such series, as the case may be, so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Notes or Notes of such series, as the case may be, and that the pledgee is not the Company or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person appointed by the Company to distribute amounts payable by the Company on the Notes. The Company may act as its own Paying Agent. As of the date of this Indenture, the Company has appointed the Trustee as Paying Agent with respect to all Notes issuable hereunder.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a lost, destroyed, mutilated, or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Note.

“Record Date” means any date as of which the Holder of a Note of any series will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register, and in relation to a determination of a payment of an installment of interest on the Notes of any series, shall have the meaning specified in such series of Notes.

“Redemption Date” when used with respect to any Notes to be redeemed, means the date fixed for such redemption in any notice of redemption issued pursuant to any redemption provision adopted under Section 2.01 of this Indenture.

“Redemption Price” when used with respect to any Notes to be redeemed, means the price specified in any optional redemption provision adopted under Section 2.01(1)(v)(f).

“Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Registrar is appointed by the Company.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933 (or any successor Act), as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” has the meaning specified in Section 2.04.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.06(2)(i).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force as of the date hereof; provided that, with respect to every supplemental indenture executed pursuant to this Indenture, “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as then in effect.

“Trustee” means the Person named as “Trustee” in this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

“U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America, the payment of which is unconditionally Guaranteed by the full faith and credit of the United States of America and (b) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally Guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (a) and (b), and any payment of interest or principal payable under any of the securities described in the preceding clauses (a) and (b) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.

Section 1.02 Officer’s Certificates and Opinions. Every Officer’s Certificate, Opinion of Counsel and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee shall include the following:

(1) a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions of all applicable capitalized terms;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

(1) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(2) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any opinion of counsel for the Company may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that any such certificate, opinion, or representation is erroneous.

(3) Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

Section 1.04 Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3) The ownership of Notes shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable Record Date.

(4) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes Outstanding shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such Record Date.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind each subsequent Holder of such Note, and each Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Company in reliance upon such action, whether or not notation of such action is made upon such Note.

Section 1.05 Notices, Etc., to Trustee and the Company. Any request, order, authorization, direction, consent, waiver or other action to be taken by the Trustee, the Company or the Holders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Company with respect to any action taken or to be taken by the Trustee, the Company or the Holders hereunder, shall be sufficient if made in writing and

(1) if to be furnished or delivered to or filed with the Trustee by the Company or any Holder, delivered (which may be by facsimile) to the Trustee at its Corporate Trust Office, Attention: David Jason (Keysight Administrator), or

(2) if to be furnished or delivered to the Company by the Trustee or any Holder, and except as otherwise provided in Section 4.01, mailed to the Company, first-class postage prepaid, at the following address: c/o Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attention: Treasurer or at any other address hereafter furnished in writing by the Company to the Trustee.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 1.06 Notice to Holders; Waiver. Where this Indenture or any Note provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Note) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, if any, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Note for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture or the applicable Note, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be sufficient for the giving of such notice.

Section 1.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Registrar, any Paying Agent, and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance, with the laws of the State of New York.

Section 1.13 Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

Section 1.14 Legal Holidays. In any case where any Interest Payment Date or Redemption Date or Maturity Date shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, the Redemption Date or Maturity Date, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

Section 1.15 U.S.A. Patriot Act. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Trustee may request documentation to verify such Person’s formation and existence as a legal entity and the identity of the owners or controlling persons thereof. The Trustee may also request financial statements, licenses, identification and authorization documents from individuals claiming authority to represent such Person or other relevant documentation.

ARTICLE II

THE NOTES

Section 2.01 Form and Dating.

(1) General.

(i) The Notes of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, stock exchange rule or DTC rule or usage or with any rules or regulations pursuant thereto, all as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication. The Company shall furnish any such legends to the Trustee in writing.

(ii) The Definitive Notes, if any, shall be printed, lithographed or engraved or produced by any combination of those methods on steel engraved borders or may be produced in any other manner permitted by any applicable rule of any securities exchange, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

(iii) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Nothing in the preceding sentence shall, however, limit the effect of the second paragraph of this Section 2.01(1). However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

(iv) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(v) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(a) the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);

(b) any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.03, 2.04, 2.05, 8.07 or any optional redemption provision adopted pursuant to Section 2.01(1)(v)(f));

(c) the date or dates on which the principal of the Notes of the series is payable;

(d) the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Record Dates, if any, for the determination of Holders to whom interest is payable;

(e) the place or places where the principal of and any premium and interest on the Notes of the series shall be payable;

(f) any optional redemption and any change of control put provisions;

(g) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 4.02;

(h) the Issue Date;

(i) the issue price (expressed as a percentage of the aggregate principal amount of the Notes) at which the Notes will be issued;

(j) if the Notes of the series are issuable in whole or in part in the form of Definitive Notes or as one or more Global Notes, and if so, the identity of the Depositary for such Global Notes if other than DTC;

(k) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture except as permitted by Section 8.01(12));

(l) any Events of Default with respect to the Notes of a particular series if not set forth herein; and

(m) any covenants of the Company with respect to the Notes of a particular series if not set forth herein.

Notwithstanding Section 2.01(1)(v)(b) and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that, any such additional Notes shall have identical terms as the outstanding Notes of such series, other than with respect to the issue date, the issue price to investors and the first payment of interest following the issue date of such additional Notes; provided, further, that any such additional Notes shall be treated as a single class with the outstanding Notes of such series for all purposes under this Indenture.

(2) Global Notes.

(i) If the Company shall establish pursuant to Section 2.01(1) above that the Notes of a series or a portion thereof are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery one or more Global Notes that (a) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such series issued in such form and not yet cancelled, (b) shall be registered, in the name of the Depositary designated for such Global Note pursuant to Section 2.01 or Section 2.04, or in the name of a nominee of such Depositary, (c) shall be deposited with the Trustee, as Custodian for the Depositary, and (d) shall bear a legend substantially as follows (“Global Note Legend”):

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) Each Depositary designated pursuant to Section 2.01 or 2.04 for a Global Note must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, provided that the Depositary is required to be so registered in order to act as depositary.

(iii) Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as provided in this Indenture.

(3) Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Section 2.02 Execution and Authentication.

(1) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed on behalf of the Company by any Officer to the Trustee for authentication, and the Trustee, upon receipt of a written order of the Company specifying the principal amount and registered Holder of each Note and whether such Note shall be a Definitive Note or a Global Note, and signed by an Officer (the “Authentication Order”) shall thereupon in accordance with the procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Notes to or upon the written order of the Company, without any further action by the Company except as set forth in this Section 2.02. The signature of any Officer on the Notes may be manual, electronic or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive (except, in the case of clause (d) below, with respect to any Notes issued on the date of execution and delivery of this Indenture), and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a copy of the Board Resolution relating to such series;

(b) an executed supplemental indenture, if any, and the documentation required to be delivered pursuant to Section 8.06;

(c) an Officer’s Certificate setting forth the form or forms and terms of the Notes of such series pursuant to Section 2.01(1)(v), and prepared in accordance with Section 1.02; and

(d) an Opinion of Counsel, prepared in accordance with Section 1.02.

Notwithstanding the provisions of Section 2.01 and of the preceding paragraph, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 2.01(1)(v) or the Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Notes of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such series to be issued.

(2) Notes bearing the manual, electronic, or facsimile signatures of individuals who were at any time on or after the date hereof the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(3) The Notes shall be in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the Officer’s Certificate and supplemental indenture relating to a particular series of Notes.

Section 2.03 Temporary Notes. Until certificates representing Notes of a series are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver temporary Notes of such series. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes of a series in exchange for temporary Notes of such series. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.04 Registration, Transfer and Exchange.

(1) Securities Register. The Trustee shall keep a register of the Notes (the “Security Register”) which shall provide for the registration of such Notes, and for transfers of such Notes in accordance with information, if any, to be provided to the Trustee by the Company, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Company pursuant to Section 9.02.

Upon due presentation for registration of transfer of any Note at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Company pursuant to Section 9.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations, of a like aggregate principal amount, series and Maturity Date.

(2) Transfer of Global Notes. Any other provision of this Section 2.04 notwithstanding, unless and until it is exchanged in whole or in part for Definitive Notes, a Global Note representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each series.

(3) Legends.

Each Global Note shall bear the legend specified in clause (i) of Section 2.01(2) on the face thereof.

(4) Definitive Notes.

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note may be exchanged for Notes of the same series registered in the names of any Person designated by the Depositary in the event that (a) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and the Company has not appointed a successor Depositary within 90 days of receiving such notice or of becoming aware of such cessation, (b) an Event of Default has occurred and is continuing with respect to the applicable Notes, or (c) the Company, in its sole discretion, determines that the applicable Notes issued in the form of Global Notes shall no longer be represented by such Global Notes as evidenced by a Company Order delivered to the Trustee. Any Global Note exchanged pursuant to clause (a) or (c) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (b) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note of the same series or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) If at any time the Depositary for the Notes of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Notes or if the Depositary has ceased to be a “clearing agency” registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary, the Company may within 90 days of receiving such notice or of becoming aware of such cessation appoint a successor Depositary with respect to such Notes.

(iii) If, in accordance with this Section 2.04(4), Notes of any series in global form will no longer be represented by Global Notes, the Company will execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and make available for delivery, Definitive Notes of such series in an aggregate principal amount equal to the principal amount of the Global Notes of such series, in exchange for such Global Notes.

(iv) If a Definitive Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Record Date for the payment of interest and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest shall not be payable on such Interest Payment Date in respect of such Definitive Notes, but shall be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

(v) Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.04(4) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee (or an Authenticating Agent appointed pursuant to this Indenture) shall authenticate and make available for delivery Definitive Notes at the Registrar’s request, and upon direction of the Company. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.

(vi) When Definitive Notes are presented to the Trustee with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations of the same series, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

(vii) At such time as all interests in Global Notes of any series have either been exchanged for Definitive Notes of such series or cancelled, such Global Notes shall be cancelled by the Trustee in accordance with the standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note of any series is exchanged for Definitive Notes of such series or cancelled, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(5) Notwithstanding anything in this Indenture to the contrary, (i) all Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange, (ii) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in this Indenture, and (iii) the transfer and exchange of a beneficial interest in a Global Note may only be effected through the Depositary in accordance with the procedures promulgated by the Depositary.

(6) The Company shall not be required to (i) issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing or sending of a notice of redemption of Notes under any optional redemption provision adopted pursuant to Section 2.01(1)(v)(f) and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

Section 2.05 Mutilated, Destroyed, Lost and Stolen Notes.

(1) If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss, liability or expense that they may suffer if such Note is replaced and subsequently presented or otherwise claimed for payment, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company may in its discretion execute and, upon request of the Company, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, series, Maturity Date, and principal amount, bearing a number not contemporaneously outstanding.

(2) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

(3) Upon the issuance of any new Note under this Section 2.05, the Company may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(4) Every new Note issued pursuant to this Section 2.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(5) The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06 Payment of Interest; Interest Rights Preserved.

(1) Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall, if so provided in such Note, be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date (unless, if so provided in such Note, such Interest Payment Date is also the Maturity Date, in which case such interest shall be payable to the Person to whom principal is payable).

(2) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of the proposed payment of such Defaulted Interest and the Special Record Date therefor and shall instruct the Trustee to send notice to the holders in the name and at the expense of the Company to be mailed, first-class postage prepaid, to the Holder of each such Note at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

(3) If any installment of interest on any Note called for redemption pursuant to any optional redemption provision adopted under Section 2.01(1)(v)(f) is due and payable on or prior to the Redemption Date and is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section 2.06, such interest shall be payable as part of the Redemption Price of such Notes.

(4) Interest on Notes may be paid at the office or agency maintained by the Company pursuant to Section 9.02 or, at the Company’s option, through DTC, Clearstream Banking, société anonyme, or Euroclear System to the Person entitled thereto or by such other means as may be specified in the form of such Note.

(5) Subject to the foregoing provisions of this Section 2.06 and the provisions of Section 2.04, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.07 Persons Deemed Owners.

(1) Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered on the Security Register as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to Section 2.06) interest, and for all other purposes whatsoever, whether or not such Note is overdue and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

(2) None of the Company, the Trustee, any Authenticating Agent, any Paying Agent, the Registrar or any co-Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 2.08 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Acquisition of such Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. No Note shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Notes in accordance with its customary procedures and, upon written request, deliver a certificate of such disposition to the Company.

Section 2.09 Computation of Interest. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the Officer’s Certificate and supplemental indenture relating to a particular series of Notes.

Section 2.10 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers, as the case may be, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as the case may be, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number.

ARTICLE III

DISCHARGE OF INDENTURE

Section 3.01 Discharge of Indenture. This Indenture will be discharged with respect to the Notes of a series and will cease to be of further effect as to all such Notes (except as to any surviving rights of transfer or exchange of such Notes expressly provided for herein), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the discharge of this Indenture with respect to the Notes of such series, when

(1) either

(i) all Notes of such series theretofore authenticated and delivered (except (i) mutilated, lost, stolen or destroyed Notes which have been replaced or paid, as provided in Section 2.05 and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.05) have been delivered by the Company to the Trustee cancelled or for cancellation; or

(ii) all such Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation:

(a) have become due and payable, or

(b) will, in accordance with their Maturity Date, become due and payable within one year, or

(c) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in any of the cases described in (a) or (b) above or in this clause (c), the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the benefit of the Holders of such Notes for that purpose, U.S. dollars or non-callable U.S. Government Obligations or a combination thereof in such amounts sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation, for principal of and interest and premium, if any, on the Notes of such series to the date of such deposit (in the case of Notes of such series that have become due and payable), or to the Maturity Date or the Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable by it with respect to the Notes of such series under this Indenture;

(3) in the event of a deposit and defeasance under Section 3.01(1)(ii), no Event of Default or event which with notice or lapse of time would become an Event of Default has occurred and is continuing with respect to the Notes of such series on the date of such deposit; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to the discharge of this Indenture with respect to the Notes of such series have been complied with.

Notwithstanding the discharge of this Indenture with respect to the Notes of such series, the obligations of the Company under Section 3.01(1) and the obligations of the Company to the Trustee under Section 5.07 and to any Authenticating Agent under Section 5.14 shall survive, and the obligations of the Trustee under Sections 3.03 and 3.05 shall survive.

Section 3.02 Defeasance and Discharge of Covenants upon Deposit of Moneys, U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes of any series (“Legal Defeasance”) and/or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.01(4), 4.01(5), 4.01(6) and 9.05 (and any other Sections, covenants or Events of Default applicable to such Notes that are determined pursuant to Section 2.01 to be subject to this provision) with respect to the Notes of such series at any time after the applicable conditions set forth below have been satisfied (“Covenant Defeasance”):

(1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee, as trust funds, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, an amount of money, in cash in U.S. dollars sufficient, or in non-callable U.S. Government Obligations, the principal of and interest on which, when due, will be sufficient, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes of such series with respect to principal, premium, if any, and accrued and unpaid interest to the date of such deposit (in the case of Notes of any series that have become due and payable), or to the Maturity Date or Redemption Date, as the case may be;

(2) No Event of Default, or event which with notice or lapse of time would become an Event of Default with respect to the Notes of such series, shall have occurred and be continuing on the date of such deposit or, with respect to an Event of Default described in Section 4.01(3), at any time in the period ending on the 91st day after the date of deposit;

(3) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to the defeasance and discharge contemplated by this Section 3.02 have been complied with, and:

(i) in the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:

(x) the Company has received from the Internal Revenue Service a ruling, or

(y) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(ii) in the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 3.02 and such Holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

If in connection with the exercise by the Company of any option under this Section 3.02, any series of Notes is to be redeemed, either notice of such redemption shall have been duly given pursuant to any redemption provision adopted under Section 2.01 of this Indenture or provision therefor satisfactory to the Trustee shall have been made.

If the Company exercises its option under Section 3.02(a) with respect to any series of Notes, payment of such Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its option under Section 3.02(b) with respect to any series of Notes, payment of such Notes may not be accelerated because of an Event of Default specified in, and with respect to the covenants specified in, clause (b) of this Section 3.02.

Notwithstanding the exercise by the Company of its option under Section 3.02(b) with respect to Section 7.01, the obligation of any successor entity to assume the obligations to the Trustee under Section 5.07 shall not be discharged. “Discharged” means, as to any series of Notes, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes of such series and to have satisfied all the obligations under this Indenture relating to such series of Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Notes of such series to receive, from the trust fund described in clause (1) above, payment of the principal of, premium, if any, and the interest, if any, on such series of Notes when such payments are due; (B) the Company’s obligations with respect to such Notes under Sections 2.04, 2.05, 3.02(1), 3.03, and 9.02 and its obligations under Section 5.07; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Section 3.03 Application of Trust Money. All money and U.S. Government Obligations deposited with the Trustee pursuant to Section 3.01 or Section 3.02 and all proceeds of such U.S. Government Obligations and the interest thereon shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money and U.S. Government Obligations have been deposited with the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 3.04 Paying Agent to Repay Moneys Held. Upon the discharge of this Indenture or a Legal Defeasance, in each case, with respect to the Notes of a series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 3.05 Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on any series of Notes or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any series of Notes and not applied but remaining unclaimed by the Holders of such series of Notes for two years after the date upon which the principal of, premium, if any, or interest on such series of Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand or (if then held by the Company) shall be discharged from such Trust; and the Holder of any Notes of such series shall thereafter, as an unsecured general creditor, look only to the Company for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to any applicable jurisdiction) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Company.

Section 3.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 3.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Holders of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 3.03.

ARTICLE IV

REMEDIES

Section 4.01 Events of Default. “Event of Default,” wherever used herein, means with respect to Notes of any series, any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a failure to pay principal of the Notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2) a default in the payment of any interest or premium, if any, on the Notes of such series when due, continued for 30 days;

(3) any of:

(a) the entry of an order for relief against the Company under the Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent under any other applicable U.S. federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(b) the consent by the Company to the institution of bankruptcy or insolvency proceedings against any of them, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable U.S. federal or state law, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of their respective properties, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of the Company’s inability to pay debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

(4) a default in the performance, or breach, of the Company’s obligations under Section 7.01;

(5) a default in the performance, or breach, of any other covenant, warranty or agreement applicable to such series of Notes (other than a default or breach under clause (4) above or any other covenant or warranty a default in which is elsewhere dealt with in this Indenture) for 90 days after a Notice of Default is given to the Company; and

(6) (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness for borrowed money of the Company (other than Indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $150 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of the Company (other than Indebtedness of the Company owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $150 million or its foreign currency equivalent at the time without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the related Event of Default under this Indenture will be deemed cured.

A default under clause (5) or (6) above is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. Upon becoming aware of any default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such default or Event of Default.

Section 4.02 Acceleration of Maturity; Rescission and Annulment.

(1) If any Event of Default (other than an Event of Default specified in clause (3) of Section 4.01) with respect to the Notes of any series shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of such series may declare, by notice to the Company in writing (and to the Trustee, if given by the Holders of the Notes) specifying the Event of Default, to be immediately due and payable the principal amount of all the outstanding notes of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default specified in clause (3) of Section 4.01 shall occur, such amount with respect to all the Outstanding Notes of such series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Outstanding Notes of such series to the full extent permitted by applicable law.

(2) At any time after such a declaration of acceleration has been made with respect to the Notes of any series and before a judgment or decree for payment of the money due has been obtained as hereinafter in this Article IV provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series by written notice to the Company and the Trustee, may rescind and annul such declaration or waive past defaults and their consequences, except with respect to a default in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby, if:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(a) all overdue installments of interest, if any, on such series of Notes,

(b) the principal of (and premium, if any, on) any such series of Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor by the Notes of such series, to the extent that payment of such interest is lawful,

(c) interest on overdue installments of interest at the rate prescribed therefor by the Notes of such series to the extent that payment of such interest is lawful, and

(d) the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 5.07; and

(ii) all Events of Default, other than the nonpayment of the principal, premium or interest of the Notes of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 4.13.

(3) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.03 Collection of Indebtedness and Suits for Enforcement.

(1) The Company covenants that if:

(i) default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable; or

(ii) default is made in the payment of (or premium, if any, on) the principal of any Note of any series at the Maturity thereof; and

(iii) any such default continues for any period of grace provided in relation to such default pursuant to Section 4.01, then, with respect to such series of Notes, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes of such series, the whole amount then due and payable on all Notes of such series for principal (and premium, if any) and interest, together with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest at the rate of interest prescribed therefor by the Notes of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 5.07.

(2) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

(3) If an Event of Default occurs and is continuing with respect to any series of Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.04 Trustee May File Proofs of Claim.

(1) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 5.07) and of the Holders allowed in such judicial proceedings; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 5.07.

(2) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes of such series.

Section 4.06 Application of Money Collected. Any money or property collected by the Trustee from the Company pursuant to this Article IV shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal, premium, if any, or interest, if any, upon presentation of the Notes of any series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 5.07.

SECOND: To the payment of the amounts then due and unpaid upon such series of Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.

THIRD: To the Company.

Section 4.07 Limitation on Suits. No Holder of any Note of any series may institute any action under this Indenture or the Notes, unless and until:

(1) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(2) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders has or have offered the Trustee such indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series;

it being understood and intended that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such series.

Section 4.08 Unconditional Right of Holders to Receive Payment of Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 2.06) interest on such Note on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.

Section 4.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10 Rights and Remedies Cumulative. Except as provided in Section 2.05(5), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12 Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series; provided that:

(1) the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense;

(2) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction; and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.13 Waiver of Past Defaults. Subject to Section 4.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of all series effected by such waiver taken together may, on behalf of the Holders of all Notes of such series, waive any past default hereunder with respect to the Notes of the effected series, except a default not theretofore cured:

(1) in the payment of principal, premium, if any, or interest on such Notes; or

(2) in respect of a covenant or provision in this Indenture which, under Article VIII, cannot be modified without the consent of the Holder of each such Outstanding Note.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series to which the suit relates, or to any suit instituted by any Holder pursuant to Section 4.08.

Section 4.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V

THE TRUSTEE

Section 5.01 Certain Duties and Responsibilities of Trustee.

(1) Except during the continuance of an Event of Default with respect to a series of Notes:

(i) the Trustee undertakes to perform such duties and only such duties with respect to such series of Notes as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series of Notes shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(2) In case an Event of Default with respect to a series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Notes and any indenture supplemental hereto relating to such series of Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Section 5.01(1);

(ii) the Trustee shall not be liable for any error of judgment made in good faith unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to such series of Notes, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such series of Notes; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial loss, expense or liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

Section 5.02 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to any series of Notes, the Trustee shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest or premium, if any, on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee determines in good faith that the withholding of such notice is in the interests of the Holders of the Outstanding Notes of such series and; provided, further, that, in the case of any default of the character specified in clause (5) of Section 4.01, no such notice to Holders of Notes of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 5.03 Certain Rights of Trustee. Except as otherwise provided in Section 5.01:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) the Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(3) any request or direction of the Company described herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(4) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(5) the Trustee may consult with counsel of its selection and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee, and if requested, provided, indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(10) the Trustee shall not be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action);

(11) the Trustee shall not be required to give any note, bond, or surety in respect of the execution of the trusts and powers under this Indenture;

(12) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances, sabotage; epidemics; riots; interruptions; loss or malfunction of utilities; computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action;

(13) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(14) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(15) The Trustee will not be liable in its individual capacity for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

(16) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Company or any holder of the Notes or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

The provisions of this Section 5.03 shall survive the termination or discharge of this Indenture and the resignation or removal of the Trustee.

Section 5.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. The Trustee shall not be charged with notice or knowledge of any Event of Default or of the identity of a Significant Subsidiary of the Company unless either (i) a Responsible Officer of the Trustee assigned to and working in its Corporate Trust Office shall have actual knowledge thereof or (ii) notice thereof shall have been given to the Trustee in accordance with Section 1.05 from the Company or any Holder.

Section 5.05 May Hold Notes. The Trustee or any Paying Agent, Registrar, or other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.08 and 5.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar, or such other agent.

Section 5.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 5.07 Compensation and Reimbursement. The Company covenants and agrees:

(1) to pay the Trustee compensation as agreed upon in writing for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify the Trustee, its officers, directors, employees and agents (“Indemnified Parties”) for, and to hold each of them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on an Indemnified Party’s part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending the Indemnified Parties against any claim or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder.

The Trustee shall have a lien prior to the Notes upon all property and funds held by it hereunder for any amount owing it or any retiring Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (3) of Section 4.01, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 5.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 5.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be an entity organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or, in the case of a subsidiary of a bank holding company, its holding company parent shall have) a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

Section 5.10 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article V shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

(2) The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(3) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of 662/3% in aggregate principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Company.

(4) If at any time:

(i) the Trustee shall fail to comply with Section 5.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

(ii) the Trustee shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 4.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

Section 5.11 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its reasonable charges and subject to its lien, if any, provided by Section 5.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article V.

Section 5.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, including the administration of this Indenture, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 5.13 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or shall become a creditor of the Company (or of any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or against any such other obligor, as the case may be).

Section 5.14 Appointment of Authenticating Agent.

(1) At any time when any of the Notes remain Outstanding the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.05, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having (or, in the case of a subsidiary of a bank holding company, its holding company parent shall have) a combined capital and surplus of not less than $50,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.14.

(2) Any corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(3) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.14.

(4) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.14.

(5) If an appointment is made pursuant to this Section 5.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE VI

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

Section 6.01 The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not more than 15 days after the Record Date for the payment of interest in respect of each series of Notes, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of such Notes as of such date; and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided that, in the case of (1) and (2), if the Trustee shall be the Registrar, such list shall not be required to be furnished.

Section 6.02 Preservation of Information; Communications to Holders.

(1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Notes of each series contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of Notes received by the Trustee. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(2) Holders of Notes may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders of Notes with respect to their rights under this Indenture or under the Notes.

(3) Every Holder of Notes, by receiving and holding the same, agrees with the Company that the Company shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 6.02(2), regardless of the source from which such information was derived.

Section 6.03 Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the date of the initial issuance of Notes under this Indenture, the Trustee shall transmit by mail to the Holders of Notes as their names and addresses appear in the Security Register, a brief report dated as of such May 15, to the extent required under Section 313(a) of the Trust Indenture Act.

(2) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(3) A copy of each such report shall, at the time for such transmission to Holders of Notes, be filed by the Trustee with the Company, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Company agrees to promptly notify the Trustee when any Notes become listed on any stock exchange and of any delisting thereof.

Section 6.04 Reports by the Company.

The Company shall comply with the provisions of Section 314(a) and 314(c) of the TIA. Delivery of such reports, information and documents to the Trustee pursuant to TIA Section 314(a)(1), (2) and/or (3) shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or matters determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates provided pursuant to Section 6.05 below). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained herein, or whether any such reports, information or documents have or have not been provided as required by the TIA. The Trustee is entitled to assume such compliance with the TIA unless a Responsible Officer of the Trustee is informed otherwise.

Section 6.05 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a default or Event of Default has occurred, describing such default or Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any default or Event of Default, an Officer’s Certificate specifying such default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(c) Except with respect to receipt of Note payments when due and any default or Event of Default information contained in the Officer’s Certificates delivered to it pursuant to this Section 6.05, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or the breach of any representation, warranty or covenant made in this Indenture.

ARTICLE VII

CONSOLIDATION, MERGER OR TRANSFER

Section 7.01 When the Company May Merge or Transfer Assets. The Company may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

(1) (a) the Company is the surviving or continuing entity or (b) the successor entity, if other than the Company, is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture;

(2) immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such transaction complies with the terms of this Indenture.

Section 7.02 Successor Entity Substituted. In the case of any such consolidation, merger, sale, lease, transfer or other conveyance in a transaction in which there is a successor Person, the successor Person will succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor has been named as the Company herein; and, thereafter, except in the case of a lease, the Company will be released from the obligation to pay principal and interest on the Notes and all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into an indenture supplemental hereto to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company under this Indenture and the Notes pursuant to Article VII;

(2) to add to the covenants of the Company for the benefit of Holders of the Notes or to surrender any right or power conferred upon the Company by this Indenture;

(3) to add any additional Events of Default for the benefit of Holders of the Notes;

(4) to add to or change any of the provisions of this Indenture as necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(5) to secure the Notes or add Guarantees of or additional obligors on the Notes of all or any series;

(6) to add or appoint a successor or separate Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee in accordance with the requirements set forth in this Indenture;

(7) to cure any ambiguity, mistake, defect or inconsistency;

(8) to supplement any of the provisions of this Indenture as necessary to permit or facilitate the defeasance and discharge of any series of Notes; provided that the interests of the Holders of the Notes are not adversely affected in any material respect;

(9) to make any other change that would not adversely affect the Holders of the Notes in any material respect;

(10) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of this Indenture or any indenture supplemental hereto under the TIA;

(11) to conform this Indenture to the section entitled “Description of Notes” or any similarly titled section in any offering memorandum, prospectus or prospectus supplement pursuant to which any particular series of Notes is issued under this Indenture; and

(12) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Notes; provided that any such addition, change or elimination (i) shall neither (A) apply to any Note of any series created prior to the execution of the supplemental indenture effecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Note with respect to such provision or (ii) shall become effective only when there is no such Note outstanding.

No supplemental indenture for the purposes identified in clause (2) or (7) above may be entered into if to do so would adversely affect the interest of the Holders of Notes.

Section 8.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of all series affected by such supplemental indenture (voting as one class), the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) make any change to the percentage of principal amount of Notes of any series the Holders of which must consent to an amendment, modification, supplement or waiver;

(2) reduce the rate of or extend the time of payment for interest on any Note;

(3) reduce the principal amount or extend the stated Maturity of any Note;

(4) reduce the Redemption Price of any Note or add redemption provisions to the Notes;

(5) make any Note payable in currency other than that stated in this Indenture or the applicable Note;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; or

(7) make any change in the ranking or priority of any series of Notes that would adversely affect the Holder of such series of Notes.

Section 8.03 Execution of Supplemental Indentures. Except with respect to any supplemental indenture entered into on the date of execution and delivery of this Indenture, in executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Upon request of the Company and, in the case of Section 8.02, upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 8.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Company and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 8.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the TIA as then in effect.

Section 8.06 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 5.01, may receive an Officer’s Certificate and (except with respect to any supplemental indenture entered into on the date of execution and delivery of this Indenture) an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.

Section 8.07 Notation on Notes in Respect of Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Company or the Trustee shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Board Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.

ARTICLE IX

COVENANTS

Section 9.01 Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal, premium, if any, and interest on such series of Notes on the dates and in the manner provided in such series of Notes, and will duly comply with all the other terms, agreements and conditions contained in this Indenture for the benefit of such series of Notes.

Payment of principal of, and premium, if any, and interest on a Global Note registered in the name of or held by the DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such Global Note. If any of the Notes are no longer represented by a Global Note, payment of interest on certificated Notes in definitive form may, at the option of the Company, be made by (i) check mailed directly to Holders at their registered addresses or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States by the payee.

The Company shall pay interest (including post-petition interest in any proceeding under any Federal or state bankruptcy, insolvency, reorganization, or other similar law) on overdue principal and premium, if any, from time to time on demand at the applicable rate of interest determined from time to time in the manner provided for in each series of Notes; it shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest and (without regard to any applicable grace periods) from time to time on demand at the same rates to the extent lawful.

Section 9.02 Maintenance of Office or Agency. So long as any of the Notes remain outstanding, the Company will maintain an office or agency (which initially will be the Corporate Trust Office) where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however, the Trustee shall not be considered an agent of the Company for service of process, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where one or more series of Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of Los Angeles for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03 Money for Note Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal, premium, if any, or interest on any series of Notes, segregate and hold in trust for the benefit of the Holders of such series of Notes a sum sufficient to pay such principal, premium or interest so becoming due until such sums shall be paid to such Holders of the Notes of such series or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal, premium, if any, or interest, on any series of Notes, deposit with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes of such series entitled to the same and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal, premium, if any, or interest, on Notes of any series in trust for the benefit of the Holders of the Notes of such series entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(2) give the Trustee prompt notice of any default by the Company (or any other obligor upon the Notes of such series) in the making of any such payment of principal, premium, if any, or interest, on such Notes; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may, at any time, for the purpose of obtaining the discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent or, if for any other purpose, all sums so held in trust by the Company in respect of all series of Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 9.04 Certificate to Trustee. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the initial issuance of Notes under this Indenture, an Officer’s Certificate that complies with TIA Section 314(a)(4) stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any default by the Company in the performance of any of its covenants or agreements contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

Section 9.05 Existence. Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

ARTICLE X

REDEMPTION OF NOTES

Section 10.01 Optional Redemption. Unless otherwise provided pursuant to Section 2.01(1)(v)(f), the Company shall not be permitted to optionally redeem Notes of any series.

Section 10.02 Mandatory Redemption. Unless otherwise provided pursuant to Section 2.01(1)(v)(k), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes of any series.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Jason Kary
Name: Jason Kary
Title: Vice President, Treasurer &
Investor Relations

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David A. Jason
Name: David A. Jason
Title: Vice President

[Signature page to Indenture]